As filed with the Securities and Exchange Commission on August ____, 1996
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           EVEREST MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)
         Minnesota                                            41-1454928
(State of incorporation)                                (IRS Employer ID No.)
                       13755 First Avenue North, Suite 500
                          Minneapolis, Minnesota 55441
                                 (612) 473-6262
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              JOHN L. SHANNON, JR.
                      President and Chief Executive Officer
                           Everest Medical Corporation
                       13755 First Avenue North, Suite 500
                          Minneapolis, Minnesota 55441
                                 (612) 473-6262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                           ELIZABETH M. REISKYTL, ESQ.
                            Fredrikson & Byron, P.A.
               1100 International Centre, 900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7176


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                          Amount
Title of Each Class of                    to be           Offering Price     Aggregate Offering    Registration
Securities to be Registered               Registered          Per Unit               Price              Fee

Common Stock to be issued upon            20,000              $2.75(1)           $ 55,000.00         $ 18.97
conversion of Series C Preferred Stock    Shares

Common Stock to be issued upon            5,000               $2.875               14,375.00            4.96
conversion of Series D Preferred Stock    Shares

Common Stock to be issued upon            87,272              $2.75(1)            239,998.00           82.76
exercise of outstanding warrants          Shares

TOTAL                                     112,272                                $309,373.00         $106.69
================================================================================================================

(1) For purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, such amount is based upon the book value of the securities to be received by the Company.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           Everest Medical Corporation

                         112,272 Shares of Common Stock


         This Prospectus relates to the offer and issuance or sale of up to 112,272 shares of Common Stock (the "Shares"), no par value, of Everest Medical Corporation, a Minnesota corporation (the "Company"). All of such shares are issuable by the Company (i) upon conversion of certain outstanding shares of Series B Preferred Stock; or (ii) upon exercise of outstanding warrants. The Company will receive proceeds only from those shareholders exercising warrants, and not upon conversion of any outstanding shares of Series B Convertible Preferred Stock.

         Of the 112,272 Shares offered by the Company, (i) up to 20,000 shares are to be issued upon conversion of the same number of outstanding shares of Series C Convertible Preferred Stock with a conversion price of $2.75 per share;
(ii) up to 5,000 shares are to be issued upon conversion of the same number of outstanding shares of Series D Convertible Preferred Stock with a conversion price of $2.75 per share; and (iii) up to 87,272 shares are issuable upon exercise of outstanding warrants (the "Warrants").

         The Company will bear all expenses of the offering (estimated to be $3,607).

         The  Company's  Common  Stock is traded on the Nasdaq  SmallCap  Market
System under the symbol "EVMD." The closing bid price of the Company's Common Stock on August 22, 1996, as reported by the Nasdaq SmallCap Market, was $3.9844 per share.





                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
                       TO THIS OFFERING SEE "RISK FACTORS"




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is August ___, 1996.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices in New York (7 World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. For further information with respect to the Company and such securities, reference is made to such Registration Statement and to the exhibits thereto. Any statement contained or incorporated by reference herein concerning the provisions of any document is qualified in its entirety by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

         2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

         3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

         4. The description of the Company's Common Stock, no par value, which is incorporated by reference in the Company's Registration Statement on Form S-18, File No. 33-37352-C, filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Thomas F. Murphy, Chief Financial Officer, Everest Medical Corporation, 13755 First Avenue North, Suite 500, Minneapolis, MN 55441, telephone (612) 473-6262.

                                   THE COMPANY

         Everest Medical Corporation, a Minnesota corporation, (the "Company") is the issuer of the Shares offered hereby. The Company's principal executive offices are located at 13755 First Avenue North, Suite 500, Minneapolis, MN 55441, and its telephone number is (612) 473-6262. The Company is engaged primarily in the development, manufacturing and marketing of bipolar electrosurgical devices for use in minimally invasive surgical procedures. Minimally invasive procedures have a growing range of surgical applications in such areas as gynecology, gastroenterology and general surgery.

         The Company commenced commercial sales of laparoscopic surgical products in September 1992. The first product sold was the BiCOAG(R) Bipolar Forceps. The Company added the EVERSHEARS(R) Straight Bipolar Scissors in November 1992 and the EVERSHEARS Curved Bipolar Scissors in September 1993. The Company introduced three additional products to the laparoscopic market in 1994, including the EVERSHEARS II Bipolar Metal-on-Metal Curved Scissors, the BiCOAG Bipolar Dissecting Forceps and the BiLAP(R) Bipolar Needle Electrode. In 1995, the Company commenced sales of the innovative, patented, multi-functional BiCOAG Cutting Forceps. The Company is targeting these existing and new products to the laparoscopic general surgery and gynecology markets. As minimally invasive surgical techniques have evolved to increasingly complex surgery in anatomically crowded areas of the human body, the need for safer instrumentation has become more evident. The Company believes that bipolar electrosurgery is gaining increasing scientific recognition and acceptance in the growing minimally invasive surgery ("MIS") markets which predominately utilize monopolar energy. Bipolar energy offers the surgeon more control, less tissue damage, effective hemostasis and performance, eliminating the dangers associated with monopolar energy. The Company believes that bipolar technology will become the standard in electrosurgery in all MIS procedures and the Company will be a beneficiary of this trend.

         The Company continues to market a line of disposable products for use in selected gastrointestinal endoscopic interventional procedures. These procedures are performed by gastroenterologists using endoscopes through which Everest's products are inserted into the body. These products are the BiSNARE(R) Polypectomy Snare for removing colon polyps and the BiCOAG Probe(R) Gastrointestinal Coagulator for treating intestinal bleeding.

         The electrosurgical products currently under development or being marketed by Everest operate in a bipolar mode providing an improved margin of patient safety in minimally invasive surgical procedures. Many of these procedures are typically performed using monopolar electrosurgery which has inherent characteristics that may pose certain risks for patients. In electrosurgery, radio frequency, or RF energy is used both to cut and coagulate tissue. With monopolar devices, the RF energy must pass from the surgical instrument through the patient's body to a separate return electrode attached to a large surface area, generally the buttocks or thigh. With monopolar electrosurgery, there is a greater potential for injury to body tissues as the electrical current passes through to the surface or return electrode (grounding pad) where skin burns can also occur. With bipolar devices, the RF energy is contained at the surgical site because both the active and return electrodes are located on the surgical instrument. In minimally invasive surgery, there is even greater potential for complications when using monopolar instruments due to the combined effects of the surgeon's limited field of vision, the proximity of other organs and the inherent tendency of the surgical instruments to conduct monopolar RF energy.

         The Company has developed extensive expertise in the control and containment of bipolar radio frequency energy to affect both surgical cutting and coagulation of blood in a variety of surgical and interventional procedures. The Company's strategy is to leverage its expertise to design, develop and manufacture proprietary surgical instruments for use in selected minimally invasive surgical procedures where the safety and other features of bipolar electrosurgery have demonstrable advantages.

                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors.

         1. Absence of Profitable Operating History and Continuing Losses. The Company has incurred cumulative losses of $19,710,738 from inception through June 30, 1996, and it is likely that it will incur additional losses in 1996. Although the Company expects to approach profitability by the end of 1996, there can be no assurance that the Company's current or future products can ever be sold in sufficient quantities and at profit margins necessary to achieve and maintain profitable operations.

         2. Need for Additional Capital. Management currently anticipates that the Company will have sufficient cash to meet its working capital needs through 1996. However, any inability of the Company to increase sales of current products as anticipated, or any delays in achieving market acceptance of the Company's new products, increases in research and development expenses due to unanticipated difficulties in completing development of products currently in development, decisions to begin or accelerate development of additional products, or inability to market its line of bipolar instruments could cause the Company to require additional capital earlier than now projected. In addition, the Company now faces significant dividend obligations relating to the outstanding Series B and Series C Convertible Preferred Shares, and will begin to pay dividends on the Series D Preferred Shares in September 1996. Even if the Company is able to meet or exceed its sales objectives, the Company may require additional capital to finance growth in inventories and receivables. No assurance can be given that the Company will be able to obtain required additional funding on satisfactory terms, if at all.

         3. Competition. There are only a limited number of competitive bipolar instruments currently on the market. However, the Company's current and future products will in most cases compete not only with competitive bipolar devices, but also with devices based on monopolar, laser and other technologies. Companies which currently manufacture electrosurgical and other competitive products can be expected to engage in continuing research and development which will result in new products, some of which will be bipolar, that will be competitive with the Company's products. The Company is aware of several U.S. and European companies which have developed or are developing bipolar laparoscopic devices, one of which is designed for cutting and several of which are designed for coagulation. Circon Corporation, for example, has a cutting and coagulation forceps, though such product is not yet patented. At the present time, the Company is unable to predict the impact that these products may have on foreign or domestic sales of the Company's products. The Company's known and potential competitors are well-established and have substantially more experience and financial resources than the Company. The Company's ability to compete will depend upon a number of factors, including its ability to manufacture, market and distribute its bipolar electrosurgical devices at commercially acceptable prices, to supply product under its remaining OEM contracts, its success in generating market acceptance for the products and the establishment of an effective marketing organization.

         4.  Bipolar  Scissors  Patent  Developments.  On October  4, 1994,  the
Company received a patent from the United States Patent Office on the EVERSHEARS(TM) II bipolar scissors, a metal-on-metal design. The Company is aware that the Patent Office has issued two patents to another party involving ceramic bipolar scissors technology. The Company no longer manufactures and distributes ceramic bipolar scissors, and based on advice of counsel, the Company does not believe that the EVERSHEARS II bipolar scissors infringes the two patents held by such third party. There is no assurance, however, that the owner of the two patents will not bring an action against the Company for infringement.

         5. Single Sources of Supply. The Company currently purchases, and will in the future purchase, parts and components from vendors. While the Company attempts to have more than a single source of supply for each part and component, it is possible from time to time that the Company will have only one supplier for any single part or component. Should a supplier be unwilling or unable to supply any such part or component in a timely manner, the Company's business could be materially adversely affected.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the exercise of the Warrants will be $236,391.00 if all Warrants are exercised. The Company will receive no additional proceeds from the conversion of the Series C or D Convertible Preferred Shares. There can be no assurance that any of the Warrants will be exercised or that any of the Series C or D Convertible Preferred Shares will be converted. The Company intends to use all of the proceeds for working capital purposes.

                              PLAN OF DISTRIBUTION

         The Shares offered by the Company hereby will be issued (i) upon conversion of up to 20,000 outstanding shares of Series C Convertible Preferred Stock; (ii) upon conversion of up to 5,000 outstanding shares of Series D Convertible Preferred Stock; and (iii) upon exercise of the Warrants to purchase up to 87,272 shares of Common Stock.


                                MATERIAL CHANGES

         On May 17, 1996, the Company announced that it had become aware of an attempt to initiate a patent interference proceeding which had been filed with the U.S. Patent and Trademark Office ("PTO") on its issued metal-on-metal bipolar scissors patent by a yet-to-be-identified party.

         An interference is a PTO action to determine who, as between two different inventors, is entitled to the patent on the same invention, and if declared, will result in the PTO rendering a decision on ownership of a patent. The PTO is currently reviewing the application to determine if it will declare the interference. Until the interference is formally declared by the PTO, the identity of the applicant and the basis for the action is not disclosed. The Company has learned that if an interference is declared, it will be the senior party to the action. The Company has been advised by its outside patent counsel that, based on experience and published statistics, the senior party in an interference action is more likely than not to prevail in such an action. The Company cannot, however, predict the outcome of the interference action.

         In addition, the Company recently announced that it has received a notice of allowance from the PTO for a next generation bipolar scissors design. The Company has received a written opinion from its outside patent counsel that states that this new bipolar scissors design would not be adversely affected by an unfavorable ruling by the PTO that the metal-on-metal design patent is invalid. Therefore, even if the Company were not to prevail in the interference action, the Company believes that the next generation bipolar scissors design would allow it to continue to participate in the bipolar scissors marketplace.

         On May 28, 1996, the Company announced that the PTO has granted the Company's request for reexamination of its issued bipolar cutting forceps patent. A re-examination is a PTO action to review an issued patent in the context of newly discovered prior art that was not considered by the PTO when the patent was issued. The Company cannot predict the outcome of this action. The PTO has the authority to leave the patent in its present form, reduce the claims of the patent or invalidate the patent. The Company commenced shipments of a 10mm version of the cutting forceps with a new locking feature in April 1996. In addition, the Company has recently announced the introduction of a 5mm version of the device with shipments targeted to commence in June 1996.

         Statements in the registration statement are forward-looking statements as defined under the Private Securities Litigation Reform Act and involve material risks and uncertainties relating to future actions of the PTO.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


         The estimated expenses in connection with this offering are as follows:

         Securities and Exchange Commission Filing Fee................$   107
         Legal Fees and Expenses........................................2,000*
         Accounting Fees and Expenses...................................1,000*
         Miscellaneous.................................................   500*
         Total Expenses................................................$3,607*


*Estimated

Item 15.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person, against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions, acted in good faith, received no improper personal benefit and Section 302A.255 (which pertains to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         Section 302A.521 also permits Minnesota corporations to amend their Articles of Incorporation to limit or eliminate personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty; however, forbids any limitation or elimination of director liability for (i) a breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are either illegal or in contravention of restrictions in the Articles, Bylaws or any agreement to which the corporation is a party, (iv) violations of Minnesota securities laws, (v) any transaction from which the director derived an improper personal benefit, or
(vi) any act or omission occurring prior to the effective date of the provision in the corporation's Articles eliminating or limiting liability.

         Article 3.06 of the Registrant's Restated Articles of Incorporation reads as follows:

         To the full extent that the Minnesota Business Corporation Act, Chapter 302A, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Section 3.06 shall not adversely affect any right or protection as a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Company's Bylaws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the fullest extent permitted by, Section 302A.521 of the Minnesota Business Corporation Act, as amended from time to time.


Item 16.  Exhibits.

   Exhibit No.    Document

         4.1 Registrant's Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-18, File Number 33-37352-C).

         4.2 Registrant's Bylaws, as amended. (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-18, File Number 33-37352-C).

         5        Opinion and Consent of Fredrikson & Byron, P.A.

         23.1     Consent of Ernst & Young LLP

         23.2 Consent of Fredrikson & Byron, P.A. - included in their opinion filed as Exhibit 5.

         24 Power of attorney from certain directors and officers - included on signature page.

Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of August, 1996.


                                    EVEREST MEDICAL CORPORATION


                                    By  /s/ John L. Shannon, Jr.
                                       John L. Shannon, Jr.
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

         Each person whose signature appears below constitutes and appoints JOHN
L. SHANNON, JR. and THOMAS F. MURPHY his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-3 of Everest Medical Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and for all intent and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                            Title                              Date


 /s/ John L. Shannon, Jr.   President and Chief Executive        August 23, 1996
John L. Shannon, Jr.        Officer (Principal Executive Officer)


 /s/ Thomas F. Murphy       Chief Financial Officer and          August 23, 1996
Thomas F. Murphy            Assistant Secretary (Principal
                            Financial and Accounting Officer)

 /s/ David D. Koentopf      Chairman of the Board                August 23, 1996
David D. Koentopf


 /s/ Donald R. Brattain     Director                             August 23, 1996
Donald R. Brattain


 /s/ Richard J. Migliori    Director                             August 23, 1996
Richard J. Migliori, M.D.



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






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement


                           Everest Medical Corporation
             (Exact name of Registrant as specified in its charter)



                                      INDEX



Exhibit

 4.1     The Registrant's Articles of Incorporation*

 4.2     The Registrant's Bylaws*

 5       Opinion and consent of Fredrikson & Byron, P.A.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Fredrikson & Byron, P.A. (See Exhibit 5)

24 Power of attorney from certain directors and officers (included on signature page)




*        Incorporated by reference






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